Exhibit 23.5
Harper & Associates, Inc.
CONSULTANTS AT OIL AND GAS TECHNOLOGY
6815 MANHATTAN BLVD.
SUITE 201
FORT WORTH, TEXAS 76120-1272

G. MICHAEL HARPER	(817) 457-9555
PRESIDENT	(FAX) (817) 457-9596
www.harper-associates.com	m@harper-associates.com
CONSENT OF HARPER & ASSOCIATES, INC.
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (including any amendments thereto) to be filed by SandRidge Energy, Inc. with the U.S. Securities and Exchange Commission on or about November 18, 2008 of the information contained in our report dated October 25, 2005 and effective as of December 31, 2004.

HARPER & ASSOCIATES, INC.
By:	/s/ G. M. Harper

Fort Worth, Texas
November 13, 2008